Exhibit 99.1

DARA BIOSCIENCES ANNOUNCES SECOND QUARTER 2014 RESULTS
Record Quarterly Sales Driven By Commercial Success

Raleigh, NC – August 12, 2014 – DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatment, today announced its second quarter 2014 results.

Second Quarter 2014 Financial Snapshot
DARA reported net revenues of $409.4 thousand for the second quarter ended June 30, 2014 based on gross product sales in excess of $500 thousand, as compared to net revenues of approximately $76.9 thousand for the second quarter ended June 30, 2013, a year over year increase of 432%. The increase in revenues was primarily attributable to the newly expanded commercial sales organization and success in generating interest and prescriptions across DARA’s portfolio, led by Gelclair for the treatment of Oral Mucositis.

DARA reported a net loss attributable to controlling interest of approximately $2.6 million or ($0.24) per share for the second quarter ended June 30, 2014, as compared to a net loss attributable to controlling interest of approximately 2.6 million, or ($0.51) per share for the second quarter ended June 30, 2013.  While the net loss for the quarter was similar to that for the same period last year, there was a significant increase in sales and marketing costs related to the expansion of the sales force to 20 representatives. This increase in cost was offset by a decrease in formulation development and API manufacturing costs associated with the KRN5500 program and a decrease in general and administrative expenses as a result of a reduction in professional services in the second quarter of 2014. As of June 30, 2014, cash and cash equivalents totaled approximately $15.9 million.

“We are pleased to report our continued focus on developing DARA’s commercial capabilities which continues to gain momentum and drove our record revenue growth for the quarter,” stated Christopher Clement, President and Chief Executive Officer of DARA BioSciences. “Our second quarter performance included a variety of successful developments across our business. In addition to the commercial sales success, we received a second Orphan Drug Designation for our key development asset, KRN5500, for the treatment of multiple myeloma. We successfully completed a public offering that added approximately $11.3 million after expenses to our cash reserves, which will allow us to aggressively drive our business operations going forward.  We have recently completed a management transition affording us the necessary efficiencies to execute our long-term growth strategy. Finally, we continue to evaluate new product opportunities in supportive care and are diligently pursuing partnership opportunities for KRN5500 based on multiple Orphan Drug Designations.”

Dr. David J. Drutz, Chairman of the Board and Chief Medical Officer of DARA BioSciences, commented, “We were pleased to receive a second orphan drug designation from the FDA for KRN5500, for the treatment of multiple myeloma, a hematologic cancer (or cancer of the blood) and the second most common blood cancer after non-Hodgkin's lymphoma. This important designation adds value for the asset and reinforces our steadfast commitment to maximize the value of this important drug.”

DARA believes that its currently available funds, together with projected sales of Soltamox®, (tamoxifen citrate) oral liquid solution, Gelclair®, an FDA-approved bioadherent oral rinse gel for treating the painful symptoms of oral mucositis (OM), Bionect®, (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy and the Mission Pharmacal products, Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for cancer-related dry mouth), will enable the Company to fund its current operations and to meet its obligations  at least through 2015.

Second Quarter 2014 Operational Highlights and Recent Key Events
The Company made significant progress during the second quarter of 2014 in executing its strategy as well as expanding the commercial opportunity for its flagship oncology and oncology supportive care products, as follows:

•	Quarterly net sales increased 432% from Q2 FY’13 to a record $409.4 thousand.

•	Completed leadership transition with Christopher Clement appointed President and Chief Executive Officer and David J. Drutz, MD assuming the role of Executive Chairman of the Board of Directors.
•
FDA granted an additional Orphan Drug Designation to KRN5500 on June 16, 2014 for treatment of multiple myeloma. This is the second Orphan Drug Designation received in 2014 for this key development asset.  Earlier this year, KRN5500 received orphan status for the parental treatment of painful, chronic, chemotherapy-induced peripheral neuropathy (CCIPN) neuropathy that is refractory to conventional analgesics. Orphan drug designation provides extended market exclusivity, tax benefits, and the waiver of certain fees associated with the FDA approval process. Both multiple myeloma and its treatment regimens are important causes of painful peripheral neuropathy.

•
Continued to build on Gelclair marketing initiatives with launch of Oral Mucositis Care, an educational smartphone app, and successful release of Top 10 Oral Hygiene Tips for Patients with Cancer, providing patients and care givers with educational resources to improve side effect management.

•
The Company conducted a registered public offering of $12,499,920 of units consisting of 12,499.92 shares of Series C-1 Preferred Stock which is convertible into a total of 11,261,189 shares of Common Stock (“May 2014 2014 Purchase Agreement”).  The purchase agreement also included five-year and thirteen-month warrants to purchase an aggregate of 11,261,190 shares of Common stock at an exercise price of $1.67 per share. The offering resulted in net proceeds of approximately $11.3 million.

•
Gelclair was accepted on formulary at additional major medical and cancer institutions nationwide and is currently being reviewed for formulary inclusion at additional major medical and cancer institutions throughout the country.

•
DARA engaged a highly respected and successful partner to execute a major multi media healthcare strategy to increase the share of voice of its products within the Medical and Radiology Oncology markets.

•	DARA executed and implemented a national retail prescription patients savings program to increase both new prescriptions and refills for its flagship products Soltamox and Gelclair.
•	Soltamox was accepted on the Authorized Federal Supply Schedule(FSS), opening up the VA and government markets.

Mr. Clement concluded, “We are invigorated by the recent success of our commercial sales strategy, and remain committed to building upon the positive momentum generated in the first half of the year. We believe this growing success is attributable to the breadth of our product portfolio and the value it brings to both patients and health care practitioners alike. We continue to proactively examine enhancing our sales strategy, bolstering our existing product portfolio, and maximizing the value of our key development asset KRN5500 with the ultimate goal of creating sustainable growth and value for our shareholders.”

Financial Highlights
A summary of key financial highlights for the three and six months ended June 30, 2014 and 2013 is as follows ($ in thousands):

	For the three months ended June 30, 2014		For the three months ended June 30, 2013		For the six months ended June 30, 2014		For the six months ended June 30, 2013
	$		$		$		$

Net Product Revenues		409.4		76.9		570.9		98.1

Gross Margin		318.1		68.2		426.4		71.9

Operating Expenses		2,941.4		2,804.4		5,960.0		5,535,5

Net Loss Attributed to Controlling Interest		(2,583.1)		(2,554,2)		(5,241.1)		(5,076.8)

	As of June 30, 2014	As of December 31, 2013
Cash and Cash Equivalents	15,882.8	3,425.5

Current Assets	16,537.0	3,888.6

Current Liabilities	2,059.7	1,675.1

Working Capital	14,477.3	2,213.5

CONFERENCE CALL WEBCAST
As previously announced, the Company’s management team will host a conference call and live audio webcast to provide a corporate business update and review second quarter 2014 financial  results on Wednesday, August 13, 2014, at 09:00 a.m. Eastern Time. To listen to the live call, individuals can access the webcast at the investor relations portion of the Company’s website at http://ir.darabio.com/overview.  Please log on to the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on the Dara BioSciences website at http:/www.darabio.com and will be archived for 30 days.

About DARA BioSciences, Inc.
DARA BioSciences Inc. of Raleigh, North Carolina, is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to both Soltamox® (tamoxifen citrate) oral solution and Gelclair®. DARA licensed the U.S. rights to Soltamox® from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair® from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%).

Soltamox® (tamoxifen citrate) oral solution, the only liquid form of tamoxifen, is indicated for the treatment of metastatic breast cancer, the adjuvant treatment of node-positive breast cancer in postmenopausal women, the reduction in risk of invasive breast cancer in women with ductal carcinoma in situ (DCIS), and for the reduction of the incidence of breast cancer in women at high risk for breast cancer. Currently, there are more than 1.8 million prescriptions of tamoxifen written on an annual basis in the United States. Between 30 and 70 percent of patients fail to complete their prescribed course of treatment, thereby diminishing its benefits in reducing the risk of breast cancer recurrence.

Tamoxifen Important Safety Information

Tamoxifen citrate is contraindicated in women who require concomitant coumadin-type anticoagulant therapy, in women with a history of deep vein thrombosis or pulmonary embolus, and in women with known hypersensitivity to the drug or any of its ingredients.

Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism.

The most common adverse reactions to tamoxifen treatment are (incidence > 20%) hot flashes, fluid retention, vaginal discharge, vaginal bleeding, vasodilatation, nausea, irregular menses, weight loss, and musculoskeletal events.

Tamoxifen carries the following Boxed Warning:

WARNING - For Women with Ductal Carcinoma in Situ (DCIS) and Women at High Risk for Breast Cancer: Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism. Incidence rates for these events were estimated from the NSABP P-1 trial (see CLINICAL PHARMACOLOGY, Clinical Studies, Reduction in Breast Cancer Incidence In High Risk Women). Uterine malignancies consist of both endometrial adenocarcinoma (incidence rate per 1,000 women-years of 2.20 for tamoxifen vs. 0.71 for placebo) and uterine sarcoma (incidence rate per 1,000 women-years of 0.17 for tamoxifen vs. 0.0 for placebo)*. For stroke, the incidence rate per 1,000 women-years was 1.43 for tamoxifen vs. 1.00 for placebo**. For pulmonary embolism, the incidence rate per 1,000 women-years was 0.75 for tamoxifen versus 0.25 for placebo**. Some of the strokes, pulmonary emboli, and uterine malignancies were fatal. Health care providers should discuss the potential benefits versus the potential risks of these serious events with women at high risk of breast cancer and women with DCIS considering tamoxifen to reduce their risk of developing breast cancer. The benefits of tamoxifen outweigh its risks in women already diagnosed with breast cancer.

*Updated long-term follow-up data (median length of follow-up is 6.9 years) from NSABP P-1 study. See WARNINGS, Effects on the Uterus-Endometrial Cancer and Uterine Sarcoma in Prescribing Information. **See Table 3 under CLINICAL PHARMACOLOGY, Clinical Studies in Prescribing Information.

The full Prescribing Information for Soltamox is available at www.soltamox.com/prescribing-information.

Gelclair® is an alcohol-free bio adherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment. Gelclair should not be used by patients with a known or suspected hypersensitivity to the product or any of its ingredients. DARA licensed the U.S. rights to Soltamox from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy, in U.S. oncology/radiology markets. Bionect should not be used by patients with known hypersensitivity to any of its ingredients. For further information on Gelclair and Bionect and the Full Prescribing Information please visit www.Gelclair.com and www.Bionect.com.

DARA is focused on expanding its portfolio of oncology supportive care products in the United States, via in-licensing and/or partnering of complementary late-stage and approved products. In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy-induced peripheral neuropathy (CCIPN). The FDA has designated KRN5500 as a Fast Track Drug, and has granted DARA two separate Orphan Drug Designations for the treatment of multiple myeloma and for the treatment of painful, chronic chemotherapy-induced peripheral neuropathy that is refractory to conventional analgesics (CCIPN).

In early 2014, DARA kicked off its new partnership with Alamo Pharma Services, a subsidiary of Mission Pharmacal, in deploying a dedicated 20-person national sales team in the U.S. oncology market. In addition to promoting DARA's products Soltamox, Gelclair and Bionect, this specialized oncology supportive care sales team also provides clinicians with access to three Mission Pharmacal products: Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for chemotherapy/radiation therapy-induced dry mouth).

Important Safety Information and full Prescribing Information for Mission Pharmacal's products may be found at: www.Ferralet.com, www.Binosto.com, and www.Aquoral.com.

For more information please visit our web site at www.darabio.com.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties. These statements are based on the current expectations, estimates, forecasts and projections regarding management's beliefs and assumptions. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negatives of those terms. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in DARA's most recent Annual Report on Form 10-K, filed with the SEC on February 4, 2014, and DARA's other filings with the SEC from time to time. Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Soltamox®, Gelclair®, Bionect® or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, DARA's ability to achieve the desired results from the agreements with Mission and Alamo, FDA and other regulatory risks relating to DARA's ability to market Soltamox®, Gelclair®, Bionect® or other products in the United States or elsewhere, DARA's ability to in-license and/or partner products, the current regulatory environment in which DARA sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

CONTACT

Jim Polson
FTI Consulting
312-553-6730